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                                                                   EXHIBIT 14(c)

           [NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]



                     CONSENT OF SCOTT V. CARNEY, FSA, MAAA

                                 April 21, 2003

Nationwide Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

         I hereby consent to the reference to my name under the caption "Experts" in the Statement of Additional Information included in the post-effective amendment to the Registration Statement on Form N-6 for certain flexible premium variable life insurance policies issued through Nationwide Provident VLI Separate Account A (File No. 333-98631).

                                        /s/ Scott V. Carney
                                        ----------------------------------------
                                        Scott V. Carney, FSA, MAAA
                                        Actuary